Exhibit 99.1

News Release
COMPELLENT GENERATES PROFIT IN THIRD QUARTER 2008
End-Users Continue to Lower Costs with Compellent Storage Solution
Earnings per share of $0.01, 84 Percent Increase in Revenue to $24.6 Million
EDEN PRAIRIE, Minn., Oct. 21, 2008 – Compellent Technologies, Inc. (NYSE Arca: CML) today announced strong financial results for its third quarter ended September 30, 2008. Highlights include:
•	First ever quarterly profit of $0.01 per share. Adjusting for the non-cash expense of stock compensation, quarterly profit was $0.03 per share.

•	Revenue of $24.6 million represented the twelfth consecutive quarterly increase. Revenue increased 84 percent from the third quarter of 2007 and 17 percent from the second quarter of 2008.

•	End users grew to 1,086 at September 30, 2008 compared with 740 at December 31, 2007.

•	Cash and investments totaled $95.0 million at September 30, 2008.
“We reported an excellent third quarter driven by strong demand for our cost-effective, energy-efficient storage,” said Phil Soran, President and CEO of Compellent. “We achieved quarterly profitability one year after completing our IPO, grew revenue 17 percent on a consecutive quarter basis and continued to add to our end user customer base. Users are looking for a more cost-efficient method for storing data, and our feature-rich solution addresses these requirements.”
Additional financial highlights include:
•	Net income totaled $464,000 in the third quarter of 2008, compared with a net loss of $2.0 million in the third quarter of 2007 and a net loss of $603,000 in the second quarter of 2008. Adjusting for the non-cash expense of stock compensation expense, net income for the third quarter of 2008 totaled $1.0 million compared to a net loss of $1.8 million in the third quarter of 2007.

•	Gross margin was 53.7 percent in the third quarter of 2008, an increase of 3.8 percentage points from the third quarter of 2007.

•	For the nine month period ended September 30, 2008, revenue totaled $63.9 million, up 86 percent compared with the same period in 2007. Net loss through the first nine months of 2008 was $1.8 million, or $(0.06) per share, compared with a net loss of $6.0 million, or $(1.40) per share, for the comparable period in 2007.

•	Product revenue in the third quarter 2008 totaled $19.5 million, a 75 percent increase from the third quarter of 2007.

“In addition to our steady financial progress, we have achieved other important milestones,” Mr. Soran continued. “We recently announced two new features, Live Volume and automated block-level tiered-storage for solid state drives. During the third quarter, Compellent received the ‘Best of VMworld 2008’ award in the ‘Hardware Virtualization’ category and was named the fastest growing storage area network vendor by Gartner. We are pleased with the momentum in our business and believe that our storage offering represents a convincing solution for IT managers focused on minimizing costs and improving efficiencies.”
Conference Call
The company has scheduled a conference call to discuss its third quarter results and current business developments today, October 21, at 5:00 pm ET. To access the call, dial 800-867-0448 domestically or 303-262-2138 internationally. The call will also be webcast live at http://www.compellent.com/investors. An audio replay will be available for seven days following the call at (800) 405-2236 for U.S. callers or (303) 590-3000 for those calling outside the U.S. The password required to access the replay is 11120585#. An archived webcast will also be available at http://www.compellent.com/investors until the company’s conference call to discuss its fourth quarter 2008 financial results.
Non-GAAP Measure
To supplement the company’s Statements of Operations presented in accordance with GAAP, the company uses a non-GAAP measure of net income (loss). In order for investors to be better able to compare the company’s current results with those of previous periods, the company has shown a reconciliation of the GAAP to non-GAAP financial measure. This reconciliation adjusts the related GAAP financial measure to exclude stock-based compensation. The company believes the presentation of this non-GAAP financial measure enhances the user’s overall understanding of the company’s historical financial performance. The presentation of non-GAAP net income (loss) is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP financial measure may be different from non-GAAP financial measures used by other companies.
About Compellent
Compellent is a leading provider of enterprise-class network storage solutions that are highly scalable, feature-rich and designed to be easy to use and cost effective. Compellent Technologies’ principal offices are located in Eden Prairie, MN. For more information, please visit: http://www.compellent.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specifically, statements concerning the anticipated demand for the company’s storage solution, the growing base of end users, the company’s ability to lower storage costs and reduce energy consumption for end users, and the company’s momentum and growth, are forward-looking statements within the meaning of the safe harbor. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, time frames or achievements to be materially different from those expressed or implied by the forward-looking statements.

Forward-looking statements are subject to risks and uncertainties, including unfavorable economic and market conditions, lessening demand in the information technology market, slower than expected growth of the small-to-medium sized enterprise storage market or adoption of the company’s storage solution; the impact of technological developments and competition; the company’s reliance on third-parties to sell their storage solution; pricing and availability of suppliers’ products; general industry trends; the company’s capital and operating requirements to grow its business and changes in industry standards and interfaces, which may cause actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Compellent’s business and its financial results are detailed in its filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended June 30, 2008. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and, except as required by law, Compellent disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
Contact Information:
Investor Contacts:
Jack Judd
Compellent Technologies
952-294-3316
jjudd@compellent.com
Doug Sherk/Jenifer Kirtland
EVC Group
415-896-6820
jkirtland@evcgroup.com
Media Contact:
Liem Nguyen
Compellent Technologies
952-294-2851
lnguyen@compellent.com

COMPELLENT TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
		(unaudited)
Revenue
Product	$19,501	$11,168	$51,416	$28,809
Product support and services	5,109	2,236	12,519	5,534

Total revenue	24,610	13,404	63,935	34,343

Cost of revenue
Cost of product	9,338	5,551	24,716	14,549
Cost of product support and services	2,064	1,163	5,078	3,232

Total cost of revenue	11,402	6,714	29,794	17,781

Gross profit	13,208	6,690	34,141	16,562

Operating expenses
Sales and marketing	9,041	5,828	25,823	15,414
Research and development	2,452	2,177	7,111	5,597
General and administrative	1,883	767	5,087	2,055

Total operating expenses	13,376	8,772	38,021	23,066

Loss from operations	(168)	(2,082)	(3,880)	(6,504)

Interest income	632	88	2,125	457

Net income (loss)	$464	$(1,994)	$(1,755)	$(6,047)

Net income (loss) per weighted average share, basic	$0.02	$(0.45)	$(0.06)	$(1.40)

Weighted average shares, basic	30,523	4,413	30,434	4,304

Net income (loss) per weighted average share, diluted	$0.01	$(0.45)	$(0.06)	$(1.40)

Weighted average shares, diluted	31,695	4,413	30,434	4,304

COMPELLENT TECHNOLOGIES, INC.
CONDENSED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets
Cash and short-term investments	$77,684	$93,732
Accounts receivable, net	21,386	13,311
Inventories	3,898	2,538
Prepaid expenses and other current assets	1,339	1,046

Total current assets	104,307	110,627

Long-term investments	17,304	—
Property and equipment, net	3,348	2,749

Total assets	$124,959	$113,376

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,487	$3,216
Accrued liabilities	6,414	4,222
Deferred revenue, current	12,805	7,934

Total current liabilities	24,706	15,372

Deferred revenue, non-current	4,548	2,588

Stockholders’ equity	95,705	95,416

Total liabilities and stockholders’ equity	$124,959	$113,376

COMPELLENT TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Nine Months
	Ended September 30,
	2008	2007
	(unaudited)
Operating activities
Net loss	$(1,755)	$(6,047)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,136	862
Stock-based compensation expense	1,538	385
Issuance of common stock for services provided	—	32
Changes in operating assets and liabilities	1,656	(26)

Net cash provided by (used in) operating activities	2,575	(4,794)

Investing activities
Purchases of property and equipment	(1,735)	(2,002)
Sales (purchases) of investments, net	(37,953)	258

Net cash used in investing activities	(39,688)	(1,744)

Net cash provided by (used in) financing activities	543	(112)

Net decrease in cash and cash equivalents	(36,570)	(6,650)

Cash and cash equivalents, beginning of period	82,382	15,106

Cash and cash equivalents, end of period	$45,812	$8,456

COMPELLENT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURE
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(unaudited)
Net income (loss), as reported (GAAP basis)	$464	$(1,994)	$(1,755)	$(6,047)

Stock-based compensation expense included as part of:
Cost of product	54	25	141	52
Sales and marketing	253	88	688	290
Research and development	107	41	301	96
General and administrative	134	18	408	67

Total stock-based compensation expense	548	172	1,538	505

Net income (loss), adjusted for stock-based compensation expense (non-GAAP)	$1,012	$(1,822)	$(217)	$(5,542)

Net income (loss), adjusted for stock-based compensation expense (non-GAAP), per weighted average share, diluted	$0.03	$(0.41)	$(0.01)	$(1.29)

Weighted average shares, diluted	31,695	4,413	30,434	4,304